Exhibit 99.1

Contact:	Daniel Jarvis
313-594-2527
djarvis1@ford.com

FOR IMMEDIATE RELEASE

FORD CREDIT EARNS $504 MILLION IN THIRD QUARTER

DEARBORN, Mich., October 16, 2003 — Ford Motor Credit Company reported record net income of $504 million for the third quarter of 2003, up $210 million from earnings of $294 million in the same period a year earlier. On a pre-tax basis, Ford Credit earned $809 million in the third quarter of 2003 compared with $460 million in the third quarter of 2002. The increase in earnings primarily reflected a lower provision for credit losses, the favorable impact of the interest rate environment on borrowing costs, and the favorable market valuation of derivative instruments.

Compared with the second quarter of 2003, net income was up $103 million, primarily reflecting a lower provision for credit losses and improved net financing margin.

“While I am pleased we have been able to maintain positive earnings performance this year, the future will pose challenges as our asset base shrinks,” said Greg C. Smith, Chairman and CEO. “We will continue to concentrate on supporting our dealers, maintaining liquidity, reducing costs, and providing solid results for Ford Motor Company.”

On September 30, 2003, receivables on Ford Credit’s balance sheet totaled $132 billion, down $4 billion from September 30, 2002. The reduction primarily reflected lower lease and retail placement volumes, and receivables sold in securitizations and whole-loan sale transactions, offset partially by the accounting consolidation of a Ford Credit asset-backed commercial paper program in May 2003. Managed receivables were $181 billion on September 30, 2003, compared with $202 billion on September 30, 2002, and $190 billion on June 30, 2003. The decrease from September 2002 primarily reflected lower retail and lease placement volumes and receivables sold in whole-loan sale transactions.

In September 2003, Ford Credit paid a dividend of $1 billion, resulting in managed leverage of 12.7 to 1 on September 30, 2003.

Ford Credit is a wholly owned subsidiary of Ford Motor Company. Now in its 44th year, Ford Credit provides vehicle financing in 36 countries to more than 11 million customers and more than 12,500 automotive dealers. More information can be found at www.fordcredit.com and at Ford Credit’s investor center, www.fordcredit.com/investorcenter/.

Ford Motor Credit Company and Consolidated Subsidiaries
OPERATING HIGHLIGHTS

Net Income

	Third Quarter		First Nine Months

	2003	2002	2003	2002

		(in millions)
Income from continuing operations	$504	$288	$1,347	$863
Income from discontinued operations	0	6	0	17

Net Income	$504	$294	$1,347	$880

Memo: SFAS No. 133 (valuation of derivative instruments) included above	$28	$(114)	$110	$(113)
Financial statement return on equity	16%	9%	14%	9%
Income before income taxes	$809	$460	$2,197	$1,375

Balance Sheet Summary

	September 30,			June 30,		December 31,

	2003		2002	2003		2002

			(in billions)
Assets
Finance receivables
Retail installment	$80.0	*	$77.3	$76.8	*	$68.4
Wholesale	18.6		15.8	20.7		16.4
Other	8.9		9.1	9.4		9.8

Total net finance receivables	$107.5		$102.2	$106.9		$94.6
Net investment in operating leases	24.8		33.5	26.9		31.6

Total net finance receivables and operating leases	$132.3		$135.7	$133.8		$126.2
Retained interest in securitized assets	10.2		9.7	14.5		17.6
All other assets	35.9		24.0	26.7		26.4

Total assets	$178.4		$169.4	$175.0		$170.2

Liabilities and Stockholder’s Equity
Debt — short-term	$27.3	*	$16.0	$29.2	*	$16.2
Debt — long-term (includes notes payable within 1 year)	122.3		124.3	117.0		124.1

Total debt	$149.6		$140.3	$146.2		$140.3
All other liabilities	16.3		15.4	15.9		16.3

Total liabilities	$165.9		$155.7	$162.1		$156.6
Stockholder’s equity	12.5		13.7	12.9		13.6

Total liabilities and stockholder’s equity	$178.4		$169.4	$175.0		$170.2

Memo: Financial statement leverage (to 1)**	12.0		10.3	11.3		10.3
Managed Receivables**
Finance receivables
Retail installment	$111.0		$124.4	$111.0		$117.3
Wholesale	36.4		34.5	42.5		38.9
Other	8.9		9.1	9.4		9.8

Total net finance receivables	$156.3		$168.0	$162.9		$166.0
Net investment in operating leases	24.8		33.5	26.9		31.6

Total managed	$181.1		$201.5	$189.8		$197.6

Memo:
Managed leverage (to 1)**	12.7		12.9	12.9		12.8
Serviced-only receivables (receivables sold in whole-loan sales transactions)	$5.8		$0.0	$6.6		$5.0

*	See appendix for impact of on-balance sheet securitization

**	See appendix for additional information

Ford Motor Credit Company and Consolidated Subsidiaries
OPERATING HIGHLIGHTS

Select Operating & Financial Metrics

	Third Quarter		First Nine Months

	2003	2002	2003	2002

Financing Shares
Ford & Lincoln/Mercury retail installment & lease United States	48%	47%	39%	42%
Europe	31	33	31	34
Ford & Lincoln/Mercury wholesale United States	82	85	83	85
Europe	96	98	96	97
Contract volume - New and used retail/lease (in thousands)
United States	588	729	1,551	2,022
Europe	205	220	649	705
Other international	162	170	477	511

Total contract volume	955	1,119	2,677	3,238

Borrowing Cost Rate	4.1%	5.1%	4.3%	5.2%
Credit losses (in millions)
On-balance sheet
Retail installment & lease	$443	$584	$1,357	$1,678
Wholesale	21	7	38	23
Other	2	0	15	22

Total	$466	$591	$1,410	$1,723

Loss-to-receivables (LTR)
Retail installment & lease	1.83%*	2.06%	1.89%*	1.96%
Wholesale	0.44	0.18	0.28	0.20
Total including other	1.52%*	1.71%	1.54%*	1.65%
Allowance for credit losses (in billions)	$3.2	$3.2	$3.2	$3.2
Allowance as a pct. of end-of-period receivables	2.43%	2.33%	2.43%	2.33%
Managed **
Retail installment & lease	$658	$699	$1,951	$1,980
Wholesale	19	7	39	23
Other	2	0	16	22

Total	$679	$706	$2,006	$2,025

Loss-to-receivables (LTR)
Retail installment & lease	1.91%	1.75%	1.85%	1.66%
Wholesale	0.21	0.08	0.13	0.09
Total including other	1.47%	1.39%	1.41%	1.33%
Memo: Ford Credit U.S. retail & lease	1.86%	1.51%	1.80%	1.38%
Sales of Receivables
Income related to securitizations and whole-loan sales:
Gain-on-sale of finance receivables	$45	$57	$329	$289
Interest income, excess spread, servicing fees	530	538	1,810	1,463

Total income related to securitizations and whole loan sales	$575	$595	$2,139	$1,752

Impact of securitizations on net financing margin:
Impact of current-period securitizations	$(27)	$(82)	$(457)	$(547)
Impact of prior-period securitizations	(648)	(637)	(1,988)	(1,568)

Total impact of securitizations on financing margin	$(675)	$(719)	$(2,445)	$(2,115)

Pre-tax impact of securitizations and whole-loan sales	$(100)	$(124)	$(306)	$(363)
Tax	37	46	114	135

After-tax impact of securitizations and whole-loan sales	$(63)	$(78)	$(192)	$(228)

* Includes credit losses on reacquired receivables
Total excluding credit losses on reacquired receivables	1.40%	1.71%	1.48%	1.65%
** See appendix for additional information

Ford Motor Credit Company and Consolidated Subsidiaries
APPENDIX

In evaluating Ford Credit’s financial performance, Ford Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures.

KEY TERMS:

•	Managed receivables: receivables reported on Ford Credit’s balance sheet and receivables Ford Credit sold in off-balance sheet securitizations and continues to service.

•	Serviced-only receivables: receivables that Ford Credit sold in whole-loan sale transactions where Ford Credit retained no interest, but continues to service.

•	Managed credit losses: credit losses associated with receivables reported on Ford Credit’s balance sheet plus credit losses associated with receivables that Ford Credit sold in off-balance sheet securitizations and continues to service.

IMPACT OF ON-BALANCE SHEET SECURITIZATION: retail installment receivables reported on Ford Credit’s balance sheet include receivables sold for legal purposes to Ford Credit-sponsored special purpose entities in securitizations. These receivables are available only to pay securitization investors and other participants and are not available to pay the obligations of Ford Credit or the claims of Ford Credit’s creditors. Debt reported on Ford Credit’s balance sheet includes debt issued to securitization investors which is payable solely out of collections on the receivables supporting the securitization and is not the obligation of Ford Credit.

RECONCILIATION OF MEASURES:

Finance Receivables and Operating Leases

	Managed Receivables

	On-Balance	Off-Balance
	Sheet	Sheet	Total

		(in billions)
September 30, 2003
Retail installment contracts	$80.0	$31.0	$111.0
Wholesale	18.6	17.8	36.4
Other finance receivables	8.9	0.0	8.9
Net investment in operating leases	24.8	0.0	24.8

Total	$132.3	$48.8	$181.1

December 31, 2002
Retail installment contracts	$68.4	$48.9	$117.3
Wholesale	16.4	22.5	38.9
Other finance receivables	9.8	0.0	9.8
Net investment in operating leases	31.6	0.0	31.6

Total	$126.2	$71.4	$197.6

September 30, 2002
Retail installment contracts	$77.3	$47.1	$124.4
Wholesale	15.8	18.7	34.5
Other finance receivables	9.1	0.0	9.1
Net investment in operating leases	33.5	0.0	33.5

Total	$135.7	$65.8	$201.5

Leverage Calculation

	September 30,		June 30,	December 31,

	2003	2002	2003	2002

		(in billions)
Total debt	$149.6	$140.3	$146.2	$140.3
Total securitized receivables outstanding	48.8	65.8	56.0	71.4
Retained interest in securitized receivables	(10.2)	(9.7)	(14.5)	(17.6)
Adjustments for cash and cash equivalents	(20.3)	(7.1)	(9.7)	(6.8)
Adjustments for SFAS No. 133	(5.4)	(6.0)	(6.6)	(6.2)

Total adjusted debt	$162.5	$183.3	$171.4	$181.1

Total stockholder’s equity (including minority interest)	$12.5	$13.7	$12.9	$13.6
Adjustments for SFAS No. 133	0.3	0.5	0.4	0.5

Total adjusted equity	$12.8	$14.2	$13.3	$14.1

Managed leverage = adjusted debt / adjusted equity	12.7	12.9	12.9	12.8
Memo: Financial statement leverage = total debt / stockholder’s equity	12.0	10.3	11.3	10.3